JPMorgan Chase Financial Company LLC Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement Nos. 333 - 236659 and 333 - 236659 - 01 Dated July 18, 2022 36 - Month MXEU Equity - Linked Partial Principal at Risk Securities This document provides a summary of the terms of the securities. Investors must carefully review the accompanying preliminary pricing supplement referenced below, product supplement, underlying supplement, prospectus supplement and prospectus and the “Risk Considerations” on the following page, prior to making an investment decision. SUMMARY TERMS Issuer: JPMorgan Chase Financial Company LLC (“JPMorgan

JPMorgan Chase Financial Company LLC Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement Nos. 333-236659 and 333-236659-01 Dated July 18, 2022 36-Month MXEU Equity-Linked Partial Principal at Risk Securities This document provides a summary of the terms of the securities. Investors must carefully review the accompanying preliminary pricing supplement referenced below, product supplement, underlying supplement, prospectus supplement and prospectus and the “Risk Considerations” on the following page, prior to making an investment decision. SUMMARY TERMS Issuer: JPMorgan Chase Financial Company LLC (“JPMorgan Financial”) Guarantor: JPMorgan Chase & Co. Underlying index: MSCI Europe Index (Bloomberg ticker: MXEU Index) Payment at maturity: If the final index value is greater than the initial index value, for each $10 stated principal amount security, $10 + supplemental redemption amount If the final index value is less than or equal to the initial index value $10 × index performance factor, subject to the minimum payment amount This amount will be less than the stated principal amount of $10 per security. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the securities pay less than the minimum payment amount of $9.50 per security at maturity. Supplemental redemption amount: $10 × participation rate × index percent increase, provided that the supplemental redemption amount will not be less than $0. Index percent increase: (final index value – initial index value) / initial index value Participation rate: At least 103.20%. The actual participation rate will be provided in the pricing supplement and will not be less than 103.20%. Index performance factor: final index value / initial index value Minimum payment amount: $9.50 per security (95.00% of the stated principal amount) Initial index value: The closing level of the underlying index on the pricing date Final index value: The closing level of the underlying index on the valuation date Stated principal amount: $10 per security Issue price: $10 per security Pricing date: Expected to be July 29, 2022 Original issue date (settlement date): 3 business days after the pricing date Valuation date†: July 31, 2025 Maturity date†: August 5, 2025 CUSIP / ISIN: 48133E181 / US48133E1819 Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/0001665650/0001829126220144 32/jpm_424b2.htm †Subject to postponement The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount securities. For information about the estimated value of the securities, which likely will be lower than the price you paid for the securities, please see the hyperlink above. Any payment on the securities is subject to the credit risk of JPMorgan Financial as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. Securities Payoff Diagram* *The actual participation rate at maturity will be provided in the pricing supplement and will not be less than 103.20% per security. Change in Underlying Index Return on the Securities* 50.00% 51.600% 40.00% 41.280% 30.00% 30.960% 20.00% 20.640% 10.00% 10.320% 5.00% 5.160% 1.00% 1.032% 0.00% 0.000% -1.00% -1.000% -2.50% -2.500% -5.00% -5.000% -10.00% -5.000% -20.00% -5.000% -30.00% -5.000% -40.00% -5.000% -50.00% -5.000% -60.00% -5.000% -80.00% -5.000% -100.00% -5.000% *Assumes a participation rate at maturity of 103.20% of the stated principal amount

Financial”) Guarantor: JPMorgan Chase & Co. Underlying index: MSCI Europe Index (Bloomberg ticker: MXEU Index) Payment at maturity: If the final index value is greater than the initial index value, for each $10 stated principal amount security, $10 + supplemental redemption amount If the final index value is less than or equal to the initial index value $10 î index performance factor, subject to the minimum payment amount This amount will be less than the stated principal amount of $10 per security. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the securities pay less than the minimum payment amount of $9.50 per security at maturity. Supplemental rede m pt i on amount: $10 î participation rate î index percent increase, provided that the supplemental redemption amount will not be less than $0. Index percent increase: (final index value – initial index value) / initial index value Participation rate: At least 103.20%. The actual participation rate will be provided in the pricing supplement and will not be less than 103.20%. Index performance factor: final index value / initial index value Minimum payment amount: $9.50 per security (95.00% of the stated principal amount) Initial index value: The closing level of the underlying index on the pricing date Final index value: The closing level of the underlying index on the valuation date Stated principal amount: $10 per security Issue price: $10 per security Pricing date: Expected to be July 29, 2022 Original issue date (settlement date): 3 business days after the pricing date Valuation date † : July 31, 2025 Maturity date † : August 5, 2025 CUSIP / ISIN: 48133E181 / US48133E1819 Preliminary pricing http://www.sec.gov/Archives/edgar/data/0001665650/0001829126220144 supplement: 32/jpm_424b2.htm † Subject to postponement The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount securities. For information about the estimated value of the securities, which likely will be lower than the price you paid for the securities, please see the hyperlink above. Any payment on the securities is subject to the credit risk of JPMorgan Financial as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. Securities Payoff Diagram* *The actual participation rate at maturity will be provided in the pricing supplement and will not be less than 103.20% per security. Change in Underlying Index Return on the Securities* 50.00% 51.600% 40.00% 41.280% 30.00% 30.960% 20.00% 20.640% 10.00% 10.320% 5.00% 5.160% 1.00% 1.032% 0.00% 0.000% - 1.00% - 1.00 0% - 2.50% - 2.500% - 5.00% - 5.00 0% - 10.00% - 5.000% - 20.0 0% - 5.00 0% - 30.00% - 5.000% - 40.0 0% - 5.00 0% - 50.00% - 5.000% - 60.0 0% - 5.00 0% - 80.00% - 5.000% - 100.0 0% - 5.00 0% *Assumes a participation rate at maturity of 103.20% of the stated principal amount

JPMorgan Chase Financial Company LLC 36 - Month MXEU Equity - Linked Partial Principal at Risk Securities SEC Legend: JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other doc uments relating to this offering that JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus s upp lement as well as any product supplement, underlying supplement and preliminary pricing supplement if you so request by calling toll - free 1 - 866 - 535 - 9248. Underlying Index For more infor

JPMorgan Chase Financial Company LLC 36-Month MXEU Equity-Linked Partial Principal at Risk Securities SEC Legend: JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and preliminary pricing supplement if you so request by calling toll-free 1-866-535-9248. Underlying Index For more information about the underlying index, including historical performance information, see the accompanying preliminary pricing supplement. Risk Considerations The risks identified below are not exhaustive. Please see “Risk Factors” in the accompanying prospectus supplement, product supplement, underlying supplement and preliminary pricing supplement for additional information. Risks Relating to the Securities Generally  The securities do not pay interest and provide for a minimum payment amount of only 95% of your principal at maturity.  The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities.  As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets.  Secondary trading may be limited.  The final terms and estimated valuation of the securities will be provided in the pricing supplement.  The tax consequences of an investment in the securities are uncertain. Risks Relating to Conflicts of Interest  Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors.  Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. Risks Relating to the Estimated Value and Secondary Market Prices of the Securities  The estimated value of the securities will be lower than the original issue price (price to public) of the securities.  The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates.  The estimated value of the securities is derived by reference to an internal funding rate.  The value of the securities as published by J.P. Morgan Securities LLC (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.  Secondary market prices of the securities will likely be lower than the original issue price of the securities.  Secondary market prices of the securities will be impacted by many economic and market factors. Risks Relating to the Underlying Index  Investing in the securities is not equivalent to investing in the underlying index.  Adjustments to the underlying index could adversely affect the value of the securities.  The securities are subject to risks associated with securities issued by non-U.S. companies.  The securities are subject to currency exchange risk.  Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Tax Considerations You should review carefully the discussion in the accompanying preliminary pricing supplement under “Additional Information about the securities — Tax considerations” concerning the U.S. federal income tax consequences of an investment in the securities, and you should consult your tax adviser.

mation about the underlying index, including historical performance information, see the accompanying prelimina ry pricing supplement. Risk Considerations The risks identified below are not exhaustive. Please see “Risk Factors” in the accompanying prospectus supplement, product supplement, underlying supplement and preliminary pricing supplement for additional information. Risks Relating to the Securities Generally ▪ The securities do not pay interest and provide for a minimum payment amount of only 95% of your principal at maturity. ▪ The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. ▪ As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. ▪ Secondary trading may be limited. ▪ The final terms and estimated valuation of the securities will be provided in the pricing supplement. ▪ The tax consequences of an investment in the securities are uncertain. Risks Relating to Conflicts of Interest ▪ Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other af filiates of the issuer may be different from those of investors. ▪ Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. Risks Relating to the Estimated Value and Secondary Market Prices of the Securities ▪ The estimated value of the securities will be lower than the original issue price (price to public) of the securities. ▪ The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. ▪ The estimated value of the securities is derived by reference to an internal funding rate. ▪ The value of the securities as published by J.P. Morgan Securities LLC (and which may be reflected on customer account statements) may be higher than the then - current estimated value of the securities for a limited time period. ▪ Secondary market prices of the securities will likely be lower than the original issue price of the securities. ▪ Secondary market prices of the securities will be impacted by many economic and market factors. Risks Relating to the Underlying Index ▪ Investing in the securities is not equivalent to investing in the underlying index. ▪ Adjustments to the underlying index could adversely affect the value of the securities. ▪ The securities are subject to risks associated with securities issued by non - U.S. companies. ▪ The securities are subject to currency exchange risk. ▪ Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Tax Considerations You should review carefully the discussion in the accompanying preliminary pricing supplement under “Additional Information about the securities — Tax considerations” concerning the U.S. federal income tax consequences of an investment in the securities, and you should consult your tax adviser.